Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant To Section 13 or 15(d) Of
                      The Securities Exchange Act of 1934

                        Date of Report: January 24, 2005

                       RICK'S CABARET INTERNATIONAL, INC.
             (Exact Name of Registrant As Specified in Its Charter)

           Texas                        0-26958                  76-0037324
(State Or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


                                10959 Cutten Road
                              Houston, Texas 77066
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (281) 397-6730
              (Registrant's Telephone Number, Including Area Code)



                            505 North Belt, Suite 630
                              Houston, Texas 77060
                                 (281) 820-1181
                      (Registrant's previous office/phone)


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ITEM 2.01     COMPLETION OF ACQUISITION OF ASSETS.

     On  January  18,  2005, our wholly owned subsidiary, RCI Entertainment (New
York) Inc., a New York corporation ("RCI New York") completed the acquisition of Peregrine Enterprises, Inc., a New York corporation ("Peregrine") pursuant to a Stock Purchase Agreement with Peregrine's sole shareholder, Philip Eisenberg (the "Stock Purchase Agreement"). Under the terms of the Stock Purchase Agreement, RCI New York purchased all of the shares of common stock of Peregrine for a total purchase price of $7,625,000, payable $2,500,000 in cash at closing and $5,125,000 payable in a secured convertible promissory note bearing simple interest at the rate of 4.0% per annum (the "Secured Convertible Note"). As part of the transaction, Mr. Eisenberg also entered a five-year covenant not to compete with Peregrine, RCI New York or Rick's Cabaret International, Inc.

     After extensive remodeling of the site at 33rd Street and Broadway near Penn Station and Madison Square Garden, we intend to re-open the club in the summer of 2005 as an upscale gentlemen's club. The club will operate on three levels and will utilize approximately the maximum allowable 10,000 square feet, with an additional 4,000 square feet to be used for office space. We are in the process of finalizing building permits and completing other details typical of transactions of this type.

     The terms and conditions of the Stock Purchase Agreement were the result of extensive arm's length negotiations between the parties. A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION.

     As part of the acquisition of Peregrine, RCI New York executed the Secured Convertible Note in the principal amount of $5,125,000 bearing simple interest at the rate of 4.0% per annum which is payable commencing 151 days after Closing as follows: (a) the payment of $58,333.33 per month for twenty-four (24) consecutive months; (b) the payment of $63,333.33 for twenty-four (24)
consecutive months; (c) the payment of $68,333.33 for twelve (12) consecutive months; and (d) a lump sum payment of the remaining balance to be paid on the sixty-first (61st) month. Pursuant to the terms of the Secured Convertible Note, $2,000,000 of the principal amount is convertible into shares of our restricted common stock at prices as follows:

     (1) $200,000 of the Principal Amount shall be convertible at $4.00 per share;
     (2) $225,000 of the Principal Amount shall be convertible at $4.50 per share;
     (3) $250,000 of the Principal Amount shall be convertible at $5.00 per share;
     (4) $275,000 of the Principal Amount shall be convertible at $5.50 per share;
     (5) $300,000 of the Principal Amount shall be convertible at $6.00 per share;
     (6) $325,000 of the Principal Amount shall be convertible at $6.50 per share;
     (7) $350,000 of the Principal Amount shall be convertible at $7.00 per share;
     (8) $75,000 of the Principal Amount shall be convertible at $7.50 per share.

Pursuant to the terms of the Secured Convertible Note, we are obligated to file a registration statement to register the shares underlying the conversion rights.


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     Additionally,  the  parties  entered  a Stock Pledge Agreement and Security
Agreement  to  secure  the  Secured  Convertible  Note.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

     The financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b) are not available. Such financial statements will be filed no later than April 4, 2005.

     (c) Exhibits

Exhibit Number          Description

10.1                    Stock Purchase Agreement

10.2                    Secured Convertible Promissory Note

99.1                    Press release dated January 19, 2005


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RICK'S CABARET INTERNATIONAL, INC.



                                   ______________________________________
                                   By: /s/  Eric Langan
Date:  January 24, 2005                Eric Langan
                                       Chairman, President, Chief
                                       Executive Officer and Acting Chief
                                       Accounting Officer


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